Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports 2016 Net Income of $146.7 Million or $4.75 per Diluted Share
with Book Value per Share Up 10% for the Year

HAMILTON, Bermuda (Feb. 13, 2017) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months and year ended Dec. 31, 2016.

2016 Annual Recap

Gross Written Premiums $2.16B ↑ 7.6% from 2015	Net Investment Income $115.1M ↑ 29.9% from 2015	Net Income Per Diluted Share $4.75 ↓ 8.7% from 2015	Adjusted Operating Income Per Diluted Share (1) $3.92 ↑ 14.0% from 2015	Annualized Return on Average Shareholders’ Equity (1) 8.5% ↓ 1.3 pts from 2015

“Argo Group ended the year with book value of $59.73 per share, a 10% increase from December 31, 2015, even with an increase in the incidence of global catastrophe losses relative to recent years,” said Argo Group CEO Mark E. Watson III.  “For the past 15 years, Argo Group has grown book value per share in excess of 10% on a compounded annual basis.  As we have discussed in the past, we consider the compounded annual growth in book value as the measure that most clearly demonstrates value creation for our shareholders.  Also, our annualized return on equity has averaged 9.8% over the last four years.  These results demonstrate the value of a well-balanced and diverse portfolio of businesses as well as thoughtful asset allocation.  The recently completed acquisition of Ariel Re provides us with additional presence and scale in both our Bermuda and London based operations,” said Mr. Watson.

HIGHLIGHTS FOR THE THREE MONTHS ENDED DEC. 31, 2016:		HIGHLIGHTS FOR THE YEAR ENDED DEC. 31, 2016:

•	Gross written premiums were up 11.8% to $499.0 million from $446.2 million in the 2015 fourth quarter	•	Gross written premiums were up 7.6% to $2.16 billion from $2.01 billion in 2015.

•	Net income was $32.9 million or $1.07 per diluted share, compared to $41.2 million or $1.31 per diluted share for the 2015 fourth quarter.	•	Net income was $146.7 million or $4.75 per diluted share, compared to $163.2 million or $5.20 per diluted share for 2015.

•	Adjusted operating income was $19.8 million or $0.65 per diluted share, compared to $24.5 million or $0.78 per diluted share for the 2015 fourth quarter.	•	Adjusted operating income was $121.0 million or $3.92 per diluted share, compared to $108.1 million or $3.44 per diluted share for 2015.

•	Pre-tax underwriting income (1) was $4.2 million compared to $18.7 million for the 2015 fourth quarter.	•	Pre-tax underwriting income (1) was $53.7 million compared to $69.1 million for 2015.

•	Combined ratio was 98.8% compared to 94.5% for the 2015 fourth quarter. The loss and expense ratios for the quarter were 59.1% and 39.7%, respectively, compared to 55.5% and 39.0% for the 2015 fourth quarter.	•	Combined ratio was 96.2% compared to 95.0% for 2015. The loss and expense ratios were 57.4% and 38.8%, respectively compared to 55.8% and 39.2% in 2015.

•	Net Investment Income was $25.5 million, compared to $20.1 million for the 2015 fourth quarter.	•	Net Investment Income was $115.1 million, compared to $88.6 million for 2015.

•	Net favorable prior-year reserve development was $14.5 million (benefiting the combined ratio by 4.0 points), compared with $17.1 million (benefiting the combined ratio by 5.0 points) for the 2015 fourth quarter.	•	Net favorable prior-year reserve development was $33.3 million (benefiting the combined ratio by 2.4 points), compared with $32.4 million (benefiting the combined ratio by 2.4 points) for 2015.

•	Estimated pre-tax catastrophe losses were $22.8 million or 6.4 points on the combined ratio, compared to $5.2 million or 1.5 points on the combined ratio for the 2015 fourth quarter.	•	Estimated pre-tax catastrophe losses were $61.7 million or 4.4 points on the combined ratio, compared to $23.7 million or 1.8 points on the combined ratio for 2015.

•	Loss ratio excluding catastrophes and reserve development was 56.7%, compared to 59.0% for the 2015 fourth quarter.	•	Loss ratio excluding catastrophes and reserve development was 55.4%, compared to 56.4% in 2015.

•	During the fourth quarter, the Company repurchased $1.8 million or 31,915 shares of its common stock.	•	During 2016, the Company repurchased $47.1 million or 847,111 shares of its common stock.

		•	Book value per share increased to $59.73, up 10.0% from $54.31 at Dec. 31, 2015.

		•	Cash and investments at Dec. 31, 2016, totaled $4.4 billion with a net pre-tax unrealized gain of approximately $113.2 million.
Notes
	•	All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on June 15, 2016, to stockholders of record on June 1, 2016.

	•	The following changes were made to the reporting structure effective Jan. 1, 2016:
(a) A reclassification of Argo Pro results and identifiable assets from Excess and Surplus lines to the Commercial Specialty segment which more appropriately matches segment distribution strategy.
(b) Alternative investment income was moved from realized gains and losses to net investment income.

	•	All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums. Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

(1) Refer to Non-GAAP Financial Measures below.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines
•	Gross written premiums were up 6% in the fourth quarter and 4% in 2016 primarily driven by casualty lines and rate increases in certain specialty classes.
•	For calendar 2016 the loss ratio excluding catastrophe losses and reserve development was 1.8 points better at 59.3% from 61.1% in 2015.

In the 2016 fourth quarter, the Excess and Surplus Lines segment reported gross written premiums of $129.8 million compared to $122.5 million in the 2015 fourth quarter.  For the 2016 fourth quarter, net written premiums were up 2.8% to $110.0 million, and earned premiums were up 2.1% to $121.9 million, when compared to the 2015 fourth quarter.  Underwriting income was $10.8 million for the 2016 fourth quarter, compared to $11.0 million for the 2015 fourth quarter.  The 2016 fourth quarter combined ratio of 91.1% compares to 90.7% for the prior-year quarter.  Net favorable prior-year reserve development was $1.2 million for the 2016 fourth quarter, benefiting the combined ratio by 1.0 points, compared to net favorable prior-year reserve development of $7.1 million or 5.9 points for the 2015 fourth quarter.  Catastrophe losses for the 2016 fourth quarter were $2.2 million or 1.8 points on the combined ratio, compared to $0.8 million or 0.6 points for the 2015 fourth quarter.  The loss ratio for the 2016 fourth quarter, excluding catastrophe losses and reserve development, was 60.5% compared to 64.8% for the 2015 fourth quarter.

For 2016 gross written premiums were $585.8 million, up $23.3 million or 4.1%, compared to $562.5 million in 2015.  Net written premiums were up 1.0% to $489.4 million, and earned premiums were up 3.0% to $485.3 million, when compared to 2015.  Underwriting income was $49.0 million compared to $54.8 million in 2015.  The 2016 combined ratio of 89.9% compares to 88.4% in 2015.  Net favorable prior-year reserve development was $13.2 million or 2.7 points on the combined ratio in 2016, compared to net favorable prior-year reserve development of $25.5 million or 5.4 points in 2015.  Catastrophe losses in 2016 were $11.6 million or 2.4 points on the combined ratio, compared to $5.5 million or 1.1 points in 2015.  The loss ratio for 2016, excluding catastrophe losses and reserve development, was 59.3% compared to 61.1% in 2015.

Commercial Specialty
•	Gross written premiums were up 15.2% in the fourth quarter and 18.7% in 2016, driven by program, surety, and professional lines businesses.
•	The loss ratio for 2016, excluding catastrophe losses and reserve development, was 55.2%, compared to 56.8% in 2015.

In the 2016 fourth quarter, the Commercial Specialty segment reported gross written premiums of $177.7 million, up $23.5 million or 15.2%, compared to $154.2 million in the 2015 fourth quarter.  For the 2016 fourth quarter, net written premiums were up 13.0% to $101.7 million, and earned premiums were up 10.6% to $97.9 million, when compared to the 2015 fourth quarter.  Underwriting income was $21.8 million for the 2016 fourth quarter, compared to underwriting income of $8.9 million for the 2015 fourth quarter.  The 2016 fourth quarter combined ratio of 77.8% compares to 90.0% for the prior-year quarter.  For the 2016 fourth quarter, net favorable prior-year reserve development was $9.1 million or 9.2 points on the combined ratio, compared to net favorable prior-year reserve development of $1.2 million or 1.4 points for the 2015 fourth quarter.  Catastrophe losses for the quarter were $0.5 million or 0.5 points on the combined ratio, compared to $3.4 million or 3.9 points for the 2015 fourth quarter.  The loss ratio for the 2016 fourth quarter, excluding catastrophe losses and reserve development, was 54.3%, compared to 56.2% for the 2015 fourth quarter.

For 2016, gross written premiums were $691.9 million, up $109.2 million or 18.7%, compared to $582.7 million in 2015.  Net written premiums were up 11.7% to $394.1 million, and earned premiums were up 5.8% to $364.2 million, when compared to 2015.  Underwriting income was $62.5 million compared to $30.1 million in 2015.  The 2016 combined ratio of 82.8% compares to 91.3% in 2015.  Net favorable prior-year reserve development was $22.7 million benefiting the combined ratio by 6.2 points, compared to net unfavorable prior-year reserve development of $2.5 million or 0.7 points in 2015.  Catastrophe losses in 2016 were $2.6 million or 0.7 points on the combined ratio, compared to $5.2 million or 1.6 points in 2015.  The loss ratio for 2016, excluding catastrophe losses and reserve development, was 55.2%, compared to 56.8% in 2015.

Syndicate 1200
•	Gross written premiums were up modestly in the fourth quarter. 2016 results reflected competitive market conditions and a reduced participation on the syndicate.
•	The loss ratio for 2016, excluding catastrophe losses and reserve development, was 53.1%, compared to 53.0% in 2015.

The Syndicate 1200 segment reported gross written premiums of $145.3 million in the 2016 fourth quarter, up $18.4 million or 14.5% from $126.9 million for 2015 fourth quarter.  Net written premiums were $99.4 million versus $84.7 million in the 2015 fourth quarter.  Earned premiums were $105.3 million versus $100.8 million for the 2015 fourth quarter.  For the 2016 fourth quarter, Syndicate 1200 reported an underwriting loss of $7.5 million, compared to underwriting income of $7.8 million for the 2015 fourth quarter.  The 2016 fourth quarter combined ratio of 107.2% compares to 92.3% for the prior-year quarter.  For the 2016 fourth quarter, net favorable prior-year reserve development was $2.5 million or 2.3 points on the combined ratio, compared to net favorable prior-year reserve development of $7.5 million benefiting the combined by 7.4 points for the 2015 fourth quarter.  Catastrophe losses for the 2016 fourth quarter were $16.1 million or 15.2 points on the combined ratio, compared to no catastrophe losses for the 2015 fourth quarter.  The loss ratio for the 2016 fourth quarter, excluding catastrophe losses and reserve development, was 54.9%, compared to 56.8% in the 2015 fourth quarter.

For 2016, gross written premiums were $625.5 million, up $25.4 million or 4.2% from $600.1 million in 2015.  Net written premiums were $402.9 million versus $405.1 million in 2015.  Earned premiums were $406.4 million versus $409.7 million in 2015.  Underwriting income was $1.6 million compared to $28.7 million in 2015.  The 2016 combined ratio of 99.6% compares to 93.0% in 2015.  Net favorable prior-year reserve development in 2016 was $5.0 million or 1.3 points on the combined ratio, compared to net favorable prior-year reserve development of $10.3 million or 2.5 points in 2015.  Catastrophe losses in 2016 were $30.1 million or 7.4 points on the combined ratio, compared to $5.0 million or 1.2 points on the combined ratio in 2015.  The loss ratio for 2016, excluding catastrophe losses and reserve development, was 53.1%, compared to 53.0% in 2015.

International Specialty
•
Gross written premiums were up modestly in the fourth quarter but down for 2016.  Growth in our Bermuda insurance business was offset by declines in our reinsurance business in a more competitive rating environment.

•	The loss ratio for 2016, excluding catastrophe losses and reserve development, was 49.1%, compared to 50.3% in 2015.

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the 2016 fourth quarter, gross written premiums were $46.2 million, up $3.7 million or 8.7% from $42.5 million for the 2015 fourth quarter. Net written premiums were $22.4 million versus $26.6 million in the 2015 fourth quarter. Earned premiums were $37.1 million versus $36.6 million for the 2015 fourth quarter.  Underwriting income was $2.7 million for the 2016 fourth quarter, compared to $6.0 million for the 2015 fourth quarter.  The 2016 fourth quarter combined ratio of 92.3% compares to 83.6% for the prior-year quarter.  Net favorable prior-year reserve development was $2.7 million or 7.4 points on the combined ratio for the 2016 fourth quarter, compared to net favorable prior-year reserve development of $1.9 million or 5.2 points for the 2015 fourth quarter.  Catastrophe losses for the 2016 fourth quarter were $4.0 million or 11.7 points on the combined ratio, compared to $1.0 million or 2.9 points for the 2015 fourth quarter. The loss ratio for the 2016 fourth quarter, excluding catastrophe losses and reserve development, was 55.8%, compared to 52.3% in the 2015 fourth quarter.

For 2016, gross written premiums were $261.3 million, down $5.0 million or 1.9% from $266.3 million in 2015.  Net written premiums were $153.5 million versus $158.1 million in 2015.  Earned premiums were $154.5 million versus $146.4 million in 2015.  Underwriting income was $24.2 million compared to $20.6 million in 2015.  The 2016 combined ratio of 84.4% compares to 85.9% in 2015.  Net favorable prior-year reserve development in 2016 was $11.0 million or 7.2 points on the combined ratio, compared to net favorable prior-year reserve development of $7.7 million or 5.3 points in 2015.  Catastrophe losses in 2016 were $17.4 million or 12.1 points on the combined ratio compared to $8.0 million or 5.9 points in 2015.  The loss ratio for 2016, excluding catastrophe losses and reserve development, was 49.1%, compared to 50.3% in 2015.

CONFERENCE CALL

Argo Group management will conduct an investor conference call starting at 10 a.m. EST (11 a.m. AST) tomorrow, Tuesday, Feb. 14, 2017.  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii170214.html.  Participants in the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at http://services.choruscall.com/links/agii170214.html.  A telephone replay of the conference call will be available through Feb. 21, 2017, to callers in the U.S. by dialing (877) 344-7529 (conference #10100764).  Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10100764).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty. Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.  The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 20%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2016	2015
	(unaudited)
Assets
Total investments	$4,324.3	$4,115.7
Cash	86.0	121.7
Accrued investment income	20.7	21.6
Receivables	1,849.4	1,525.6
Goodwill and intangible assets	219.9	225.5
Deferred acquisition costs, net	139.1	132.4
Ceded unearned premiums	302.8	250.8
Other assets	262.8	232.3
Total assets	$7,205.0	$6,625.6

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,350.8	$3,123.6
Unearned premiums	970.0	886.7
Ceded reinsurance payable, net	466.6	312.4
Senior unsecured fixed rate notes	139.5	139.3
Other indebtedness	55.4	55.2
Junior subordinated debentures	172.7	172.7
Other liabilities	257.3	267.6
Total liabilities	5,412.3	4,957.5

Total shareholders' equity	1,792.7	1,668.1
Total liabilities and shareholders' equity	$7,205.0	$6,625.6

Book value per common share	$59.73	$54.31

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Gross written premiums	$499.0	$446.2	$2,164.8	$2,012.1
Net written premiums	333.5	308.3	1,440.2	1,402.1

Earned premiums	362.3	345.3	1,410.8	1,371.9
Net investment income	25.5	20.1	115.1	88.6
Fee and other income	4.3	4.3	24.5	22.2
Net realized investment and other gains	13.3	3.7	26.1	24.1
Total revenue	405.4	373.4	1,576.5	1,506.8

Losses and loss adjustment expenses	214.1	191.8	810.1	766.1
Underwriting, acquisition and insurance expenses	144.0	134.8	547.0	536.7
Interest expense	5.0	4.7	19.6	19.0
Fee and other expense, net	4.3	7.8	22.4	25.8
Foreign currency exchange gain	(9.0)	(9.9)	(4.5)	(18.3)
Total expenses	358.4	329.2	1,394.6	1,329.3

Income before taxes	47.0	44.2	181.9	177.5
Income tax provision	14.1	3.0	35.2	14.3
Net income	$32.9	$41.2	$146.7	$163.2

Net income per common share (basic)	$1.10	$1.34	$4.86	$5.31

Net income per common share (diluted)	$1.07	$1.31	$4.75	$5.20

Weighted average common shares:
Basic	30.0	30.7	30.2	30.8
Diluted	30.7	31.4	30.8	31.4

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross written premiums	$129.8	$122.5	$585.8	$562.5
Net written premiums	110.0	107.0	489.4	485.6
Earned premiums	121.9	119.4	485.3	471.2
Underwriting income	10.8	11.0	49.0	54.8
Net investment income	10.1	7.7	45.2	32.3
Interest expense	(1.5)	(1.4)	(5.8)	(5.7)
Net income before taxes	$19.4	$17.3	$88.4	$81.4
Loss ratio	61.3	59.5	59.0	56.8
Expense ratio	29.8	31.2	30.9	31.6
GAAP combined ratio	91.1%	90.7%	89.9%	88.4%
Commercial Specialty
Gross written premiums	$177.7	$154.2	$691.9	$582.7
Net written premiums	101.7	90.0	394.1	352.9
Earned premiums	97.9	88.5	364.2	344.2
Underwriting income	21.8	8.9	62.5	30.1
Net investment income	6.0	4.8	26.7	19.9
Interest expense	(0.9)	(0.9)	(3.4)	(3.5)
Fee income (expense), net	1.9	(1.5)	0.2	(3.5)
Net income before taxes	$28.8	$11.3	$86.0	$43.0
Loss ratio	45.6	58.7	49.7	59.1
Expense ratio	32.2	31.3	33.1	32.2
GAAP combined ratio	77.8%	90.0%	82.8%	91.3%
Syndicate 1200
Gross written premiums	$145.3	$126.9	$625.5	$600.1
Net written premiums	99.4	84.7	402.9	405.1
Earned premiums	105.3	100.8	406.4	409.7
Underwriting (loss) income	(7.5)	7.8	1.6	28.7
Net investment income	2.2	2.2	11.9	8.9
Interest expense	(0.6)	(0.6)	(2.5)	(2.6)
Fee (expense) income, net	(1.4)	(2.0)	2.4	0.4
Net income (loss) before taxes	$(7.3)	$7.4	$13.4	$35.4
Loss ratio	67.8	49.4	59.2	51.7%
Expense ratio	39.4	42.9	40.4	41.3
GAAP combined ratio	107.2%	92.3%	99.6%	93.0%
International Specialty
Gross written premiums	$46.2	$42.5	$261.3	$266.3
Net written premiums	22.4	26.6	153.5	158.1
Earned premiums	37.1	36.6	154.5	146.4
Underwriting income	2.7	6.0	24.2	20.6
Net investment income	3.8	2.7	16.8	11.4
Interest expense	(0.7)	(0.8)	(2.8)	(3.0)
Net income before taxes	$5.8	$7.9	$38.2	$29.0
Loss ratio	60.1	50.0	54.0	50.9
Expense ratio	32.2	33.6	30.4	35.0
GAAP combined ratio	92.3%	83.6%	84.4%	85.9%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)

Net Prior Year Development	For the Three Months Ended		For the Years Ended
(Favorable)/Unfavorable	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

E&S	$(1.2)	$(7.1)	$(13.2)	$(25.5)
Commercial Specialty	(9.1)	(1.2)	(22.7)	2.5
Syndicate 1200	(2.5)	(7.5)	(5.0)	(10.3)
International Specialty	(2.7)	(1.9)	(11.0)	(7.7)
Run-off	1.0	0.6	18.6	8.6
Total	$(14.5)	$(17.1)	$(33.3)	$(32.4)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income, as reported	$32.9	$41.2	$146.7	$163.2
Provision for income taxes	14.1	3.0	35.2	14.3
Net income, before taxes	47.0	44.2	181.9	177.5
Add (deduct):
Net realized investment and other gains	(13.3)	(3.7)	(26.1)	(24.1)
Foreign currency exchange gains	(9.0)	(9.9)	(4.5)	(18.3)
Adjusted operating income before taxes	24.7	30.6	151.3	135.1
Provision for income taxes, at assumed rate (a)	4.9	6.1	30.3	27.0
Adjusted operating income	$19.8	$24.5	$121.0	$108.1

Adjusted operating income per common share (diluted)	$0.65	$0.78	$3.92	$3.44

Weighted average common shares, diluted	30.7	31.4	30.8	31.4

(a) At assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net Income	$32.9	$41.2	$146.7	$163.2
Add (deduct):
Income tax provision	14.1	3.0	35.2	14.3
Net investment income	(25.5)	(20.1)	(115.1)	(88.6)
Net realized investment and other gains	(13.3)	(3.7)	(26.1)	(24.1)
Fee and other income	(4.3)	(4.3)	(24.5)	(22.2)
Interest expense	5.0	4.7	19.6	19.0
Fee and other expense	4.3	7.8	22.4	25.8
Foreign currency exchange gains	(9.0)	(9.9)	(4.5)	(18.3)
Underwriting income	$4.2	$18.7	$53.7	$69.1

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Segment income (loss) before income taxes
Excess and Surplus Lines	$19.4	$17.3	$88.4	$81.4
Commercial Specialty	28.8	11.3	86.0	43.0
Syndicate 1200	(7.3)	7.4	13.4	35.4
International Specialty	5.8	7.9	38.2	29.0
Run-off Lines	(0.6)	(0.8)	(15.2)	(7.4)
Corporate and Other	(21.4)	(12.5)	(59.5)	(46.3)
Realized investment and other gains	13.3	3.7	26.1	24.1
Foreign currency exchange gains	9.0	9.9	4.5	18.3
Net income before income taxes	47.0	44.2	181.9	177.5
Provision for taxes	14.1	3.0	35.2	14.3
Net income	$32.9	$41.2	$146.7	$163.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Excess and Surplus lines
Loss ratio	61.3%	59.5%	59.0%	56.8%
Prior accident year loss development	1.0%	5.9%	2.7%	5.4%
Catastrophe losses	-1.8%	-0.6%	-2.4%	-1.1%
Current accident year ex-cats loss ratio	60.5%	64.8%	59.3%	61.1%

Commercial Specialty
Loss ratio	45.6%	58.7%	49.7%	59.1%
Prior accident year loss development	9.2%	1.4%	6.2%	-0.7%
Catastrophe losses	-0.5%	-3.9%	-0.7%	-1.6%
Current accident year ex-cats loss ratio	54.3%	56.2%	55.2%	56.8%

Syndicate 1200
Loss ratio	67.8%	49.4%	59.2%	51.7%
Prior accident year loss development	2.3%	7.4%	1.3%	2.5%
Catastrophe losses	-15.2%	0.0%	-7.4%	-1.2%
Current accident year ex-cats loss ratio	54.9%	56.8%	53.1%	53.0%

International Specialty
Loss ratio	60.1%	50.0%	54.0%	50.9%
Prior accident year loss development	7.4%	5.2%	7.2%	5.3%
Catastrophe losses	-11.7%	-2.9%	-12.1%	-5.9%
Current accident year ex-cats loss ratio	55.8%	52.3%	49.1%	50.3%

Consolidated
Loss ratio	59.1%	55.5%	57.4%	55.8%
Prior accident year loss development	4.0%	5.0%	2.4%	2.4%
Catastrophe losses	-6.4%	-1.5%	-4.4%	-1.8%
Current accident year ex-cats loss ratio	56.7%	59.0%	55.4%	56.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT INCOME
ALL SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	December 31	March 31	June 30	September 30	December 31
	2015	2016	2016	2016	2016

Net Investment Income	$21.7	$22.7	$23.2	$22.9	$22.4
Alternative Investments	(1.6)	(1.5)	12.5	9.8	3.1
Total	$20.1	$21.2	$35.7	$32.7	$25.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)
(unaudited)

	For the Years Ended December 31,
	2016	2015	% Change

Net income	$146.7	$163.2	(10.1%)
Adjusted operating income (a)	121.0	108.1	12.0%

Shareholders' Equity - Beginning of the period	$1,668.1	$1,646.7	1.3%
Shareholders' Equity - End of current period	1,792.7	1,668.1	7.5%
Average Shareholders' Equity	$1,730.4	$1,657.4	4.4%

Annualized return on average shareholders' equity	8.5%	9.8%
Annualized adjusted operating return on average shareholders' equity	7.0%	6.5%

(a) at assumed 20% tax rate

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